EXHIBIT (23.1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (Registration Nos. 2‑90702; 33‑18202; 33‑55986; 33-56101; 333-95043; 333-109890; 33‑34000; 33-56151; 333-18627; 333-109891; 33‑39228; 33-56125; 333-70835; 33‑60266; 333-95041; 333-40239; 333-95037; 333-50969; 333-58360; 333-97927; 333-115567; 333-129427; 333-129428; 333-140988; 333-115568; 333-132139; 333-147148; 333-163837; 333-163838; 333-165130; 333-165132; 333-166646; 333-174028; 333-176601; 333-178300; 333-178302; 333-184650; 333-190317; 333-199729; 333-199730; and 333-199732) and Form S-3 (Registration No. 333-221305) of Ecolab Inc. of our report dated February 23, 2018 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Minneapolis, Minnesota
February 23, 2018